Exhibit 10(t)(i)

AMENDMENT NO. 1 TO THE CBS SUPPLEMENTAL

EXECUTIVE RETIREMENT PLAN (THE “SERP”)

PART B - AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009

1.    The SERP is hereby amended to re-designate the first two paragraphs of Section 4 thereof as Sections 4.A and 4.B and to add a new Section 4.C at the end thereof to read as follows:

“4.C.  Certain Transfers on and after January 1, 2006.

Notwithstanding the foregoing, effective July 1, 2010, an Employee who transferred on and after January 1, 2006 from one division of the Company or a subsidiary thereof to another division of the Company or a subsidiary thereof and was accruing benefit accrual service under the Qualified Plan on such date, will continue to participate in the Plan subsequent to any such transfer or transfers subject to satisfaction of the Plan’s eligibility requirements, provided that, if such transfer of employment occurred before July 1, 2010, such Employee was also continuously employed without interruption by the Company or a subsidiary thereof from January 1, 2006 through July 1, 2010.”

Notwithstanding the foregoing, a Participant in this Plan who commences participation in the CBS Retirement Plan on August 15, 2010, shall cease to accrue benefits under this Plan after August 14, 2010.”

and to renumber subsequent sections and to adjust cross-references accordingly.

2.    The SERP is hereby amended to insert a new subsection 5.B to read as follows:

“B.  The Plan Benefit of any Employee transferred during the period January 1, 2006 through June 30, 2010 who is retroactively deemed eligible to participate in this Plan pursuant to Section 4.C shall be determined considering any retroactive service credited under the Qualified Plan for the period beginning on the date of the initial transfer through June 30, 2010 and shall be calculated thereafter as provided under the Plan.”

and to renumber subsequent sections and to adjust cross-references accordingly.

3.    The SERP is hereby amended to delete the words “as provided in Section 5.A above” and to insert in place thereof the words “as provided in Sections 5.A and 5.B above” in re-designated subsections 5.C.(i) and 5.C.(ii) thereof.

AMENDMENT NO. 2 TO THE CBS SUPPLEMENTAL

EXECUTIVE RETIREMENT PLAN (THE “SERP”)

PART B - AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009

The SERP is hereby amended to insert at the end of Section 4.C the following:

“Notwithstanding the foregoing, a Participant in this Plan who commences participation in the CBS Retirement Plan on January 1, 2011, shall cease to accrue benefits under this Plan after December 31, 2010.”

AMENDMENT NO. 3 TO THE CBS SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

PART B – AMENDMENT AND RESTATEMENT AS OF JANUARY 1, 2009 (THE “PLAN”)

Except as otherwise noted herein, the following amendments shall be effective as of January 1, 2009.

1.    Section 3.D of the Plan is hereby amended to delete such section in its entirety and to insert in place thereof the following:

“D.      ‘Benefit Commencement Date’ means the first day of the month immediately following the later of (i) the Participant’s Separation from Service, and (ii) the Participant’s attainment of age 55, subject to any Transition Election or Subsequent Payment Election made by the Participant.”

2.    Section 6.F(i)(A) of the Plan is hereby amended to delete the phrase “but less than ten years”.